Exhibit T3A.10

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

DMX Residential Holdings, Inc.

File Number: 800721968

Converting it to

DMX Residential Holdings, LLC

File Number: 802125642

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 12/29/2014

Effective: 01/01/2015

/s/ Nandita Berry
Nandita Berry
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Victoria Castillo	TID: 10340	Document: 584188530002

Form 632 This space reserved for office use, (Revised OS/11) Return in duplicate to: FILED Secretary of State In the Office of the P.O. Box 13697 Secretary of State of Texas Austin, TX 78711-3697 Certificate of Conversion 512 463-5555 of a DEC 29 2014 FAX: 512 463-5709 Corporation Converting to a Corporations Section Filing Fee: See instructions Limited Liability Company Converting Entity Information The name of the converting corporation is: DMX Residential Holdings, Inc. The jurisdiction of formation of the corporation is: Texas The date of formation of the corporation is: 11/17/2006 The file number, if any, issued to the corporation by the secretary of state, is: 800721968  Plan of Conversion—Alternative Statements The corporation named above is converting to a limited liability company. The name of the limited liability company is: DMX Residential Holdings, LLC The limited liability company will be formed under the laws of: Texas The plan of conversion is attached. If the plan of conversion is not attached, the following statements must be completed. Instead of attaching the plan of conversion, the corporation certifies to the following statements: A signed plan of conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is: 1703 West Fifth Street, Ste 600 Austin TX USA 78703 Street or Mailing Address City State Country Zip Code A signed plan of conversion will be on file after the conversion at the principal place of business of the limited liability company, the converted entity. The address of the principal place of business of the limited liability company is: 1703 West Fifth Street, Ste 600 Austin TX USA 78703 Street or Mailing Address City State Country Zip Code A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity. Form 632 4

Certificate of Formation for the Converted Entity The converted entity is a Texas limited liability company. The certificate of formation of the Texas limited liability company is attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion, Approval of the Plan of Conversion The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity. Effectiveness of Filing (Select either A, B, or C.) A. This document becomes effective when the document is accepted and filed by the secretary of state. B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 01/01/2015 C. This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Tax Certificate Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the corporation, In lieu of providing the tax certificate, the limited liability company as the converted entity is liable for the payment of any franchise taxes, Execution The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. Date: 12/19/2014 [ILLEGIBLE] Director Signature and title of authorized person on behalf of the converting entity Form 632 5

EXHIBIT “A”

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

DMX Residential Holdings, LLC

File Number: 802125642

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 12/29/2014

Effective: 01/01/2015

/s/ Nandita Berry
Nandita Berry
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Victoria Castillo	TID: 10340	Document: 584401200001

Form 205 This space reserved for office use. (Revised 05/11) Submit in duplicate to: FILED Secretary of State In the Office of the P.O. Box 13697 Certificate of Formation Secretary of State of Texas Austin, TX 78711-3697 Limited Liability Company 512 463-5555 DEC 29 2004 FAX: 512 463-5709 Filing Fee: $300 Corporations Section Article 1 - Entity Name and Type The filing entity being formed is a limited liability company. The name of the entity is: DMX Residential Holdings, LLC The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases. Article 2 – Registered Agent and Registered Office (See instructions. Select and complete either A or B and complete C.) A. The initial registered agent is an organization (cannot be entity named above) by the name of: Corporate Creations Network Inc. OR B. The initial registered agent is an individual resident of the state whose name is set forth below: First Name M.I. Last Name Suffix C. The business address of the registered agent and the registered office address is: 4265 San Felipe #1100 Houston TX 77027 Street Address City State Zip Code Article 3—Governing Authority (Select and complete either A or B and provide the name and address of each governing person.) A. The limited liability company will have managers. The name and address of each initial manager are set forth below. B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below. GOVERNING PERSON 1 NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL First Name M.I. Last Name Suffix OR IF ORGANIZATION DMX, LLC Organization Name ADDRESS 1703 West Fifth Street, Ste 600 Austin TX USA 78703 Street or Mailing Address City State Country Zip Code Form 205 4

GOVERNING PERSON 2 NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL First Name M.I. Last Name Suffix OR IF ORGANIZATION Organization Name ADDRESS Street or Mailing Address City State Country Zip Code GOVERNING PERSON 3 NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL First Name M.I. Last Name Suffix OR IF ORGANIZATION Organization Name ADDRESS Street or Mailing Address City State Country Zip Code Article 4 – Purpose The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code. Supplemental Provisions/Information Text Area: [The attached addendum, if any, is incorporated herein by reference.] The attached Supplemental Provisions and Information are attached hereto and incorporated by reference. Form 205 5

Organizer The name and address of the organizer: Samuel Wastson Eastman, Esq Name 901 S Mopac Expy, Barton Oaks Plaza One, Ste 300 Austin TX 78746 Street or Mailing Address City State Zip Code Effectiveness Of Filing (Select either A, B, or C.) A. This document becomes effective when the document is filed by the secretary of state. B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 01/01/2015 C. This document takes effect upon the occurrence of the future event or fact, other than the passage of time, The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Execution The undersigned affirms that the person designated as registered agent has consented to the appointment, The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument. Date: 12/19/2014 [ILLEGIBLE] [ILLEGIBLE] Signature of organizer Samuel Watson Eastman, Esq. Printed or typed name of organizer Form 205 6

ADDENDUM A

Certificate of Formation

for

DMX RESIDENTIAL HOLDINGS, LLC

Supplemental Provisions / Information

1.                                      Indemnification. To the fullest extent permitted by applicable law, the DMX Residential Holdings, LLC, a Texas limited liability company (the “LLC”) is authorized to provide indemnification of (and advancement of expenses to) agents of the LLC (and any other persons to whom Texas law permits the LLC to provide indemnification) through the LLC’s company agreement provisions, agreements with such agents or other persons, vote of members or disinterested managers or otherwise in excess of the indemnification and advancement otherwise permitted by Chapter 8 of the Texas Business and Organizations Code, subject only to the limits created by applicable Texas law (statutory or non-statutory), with respect to actions for breach of duty to the LLC, its members, and others.

2.                                      Action by Written Consent. Any action required by the Code to be taken at any annual or special meeting of the members of the LLC, or any action that may be taken at any annual or special meeting of the members of the LLC, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action to be taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all interests entitled to vote on the action were present and voted.

3.                                      Formation by Conversion. The LLC is being formed pursuant to the filing of a Texas Secretary of State Form 632 Certificate of Conversion of a Corporation Converting to a Limited Liability Company which this Certificate of Formation is affixed to. The LLC was formed pursuant to a plan of conversion on file at the principal address of the LLC, whereby DMX Residential Holdings, Inc., a Texas corporation (the “Corporation”) was legally converted into the LLC pursuant to the Texas Business and Organizations Code. The Corporation was formed by the filing of its Certificate of Formation with the Texas Secretary of State on 11/17/2006. The prior name of the LLC was DMX Residential Holdings, Inc., a Texas corporation having its principal place of business at 1703 West Fifth Street, Ste. 600, Austin, Texas, 78703. The current name for the LLC is “DMX Residential Holdings, LLC” with a principal office at 1703 West Fifth Street, Ste. 600, Austin, Texas, 78703.

FILED
In the Office of the
Secretary of State of Texas
OCT 17 2006
Corporations Section

CERTIFICATE OF FORMATION

OF

DMX RESIDENTIAL HOLDINGS, INC.

ARTICLE I.

The name of the filing entity being formed is DMX Residential Holdings, Inc.

ARTICLE II.

The type of filing entity being formed is a for-profit corporation.

ARTICLE III.

The purpose for which the corporation is formed is to transact any and all lawful business for which a for-profit corporation may be formed under the Texas Business Organizations Code.

ARTICLE IV.

The address of the registered office of the corporation is 600 Congress Avenue, Suite 1400, Austin, Texas 78701, and the name of the initial registered agent at such address is Benjamin M. Hanson.

ARTICLE V.

The name and address of the organizer are as follows:

Name	Address:

Rod Edens, Jr.	401 Congress Avenue, Suite 2200
Austin, Texas 78701

ARTICLE VI.

The aggregate number of shares that the corporation shall have the authority to issue is 500,000 shares of common stock, $0.01 par value per share.

ARTICLE VII.

The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Name:	Address:

John D. Cullen	600 Congress Avenue, Suite 1400
Austin, Texas 78701

Paul D. Stone	600 Congress Avenue, Suite 1400
Austin, Texas 78701

Kimberly K. Shipman	600 Congress Avenue, Suite 1400
Austin, Texas 78701

ARTICLE VIII.

To the maximum extent permitted by the Texas Business Organizations Code (including without limitation Section 21.365 thereof), if with respect to any action taken by the shareholders of the corporation, any provision of the Texas Business Organizations Code would, but for this Article, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or of any class or series thereof, shall be required with respect to any such action.

ARTICLE IX.

No director shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article does not eliminate or limit the liability of a director to the extent the director is found liable for:

(1)                                 a breach of the director’s duty of loyalty to the corporation or its shareholders;

(2)                                 an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(3)                                 a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or

2

(4)                                 an act or omission for which the liability of the director is expressly provided by an applicable statute.

Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE X.

Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Any such written consent (which shall include electronic transmissions as defined in, and to the extent permitted by, the Texas Business Organizations Code) shall be signed, dated, and filed with the corporation in the manner required by Sections 6.202 and 6.03 of the Texas Business Organizations Code.

EXECUTED BY THE UNDERSIGNED ORGANIZER on this 17th day of October, 2006.

/s/ Rod Edens, Jr.,
Rod Edens, Jr., Organizer

3

DMX RESIDENTIAL, INC.

600 Congress Avenue, Suite 1400

Austin, Texas 78701

October 17, 2006

HAND DELIVERED

Secretary of State

Corporation Section

1019 Brazos

Austin, Texas 78701

Re:                             Consent to Use “DMX Residential”

Dear Sir or Madam:

On behalf of DMX Residential, Inc., the undersigned officer consents to the use of the words “DMX Residential” in the name of the entity DMX Residential Holdings, Inc. when it files its formation documents with the Texas Secretary of State.

Sincerely,

/s/ John D. Cullen
John D. Cullen, President